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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the: (a) Registration Statement (Form S-8 No 333-63393) pertaining to the CSK Auto Corporation 1996 Associate Stock Option Plan, the CSK Auto Corporation 1996 Executive Stock Option Plan, the CSK Auto Corporation Directors Stock Plan and the Executive Stock Option Plan, (2), (b) Registration Statement (Form S-8 No 333-77879) pertaining to the CSK Auto, Inc Retirement Program, (c) Registration Statement (Form S-8 No 333-86071) pertaining to the CSK Auto Corporation 1996 Executive Stock Option Plan and (d) Registration Statement (Form S-8 No 333-86069) pertaining to the CSK Auto Corporation 1999 Employee Stock Option Plan of our report dated November 15, 1999 with respect to the consolidated financial statements of PACCAR Automotive, Inc. included in this Current Report on (Form 8-K/A) of CSK Auto Corporation dated October 1, 1999 and filed December 15, 1999.

                                          /s/ ERNST & YOUNG LLP

Seattle, Washington
December 15, 1999